Exhibit 23.4


            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2003, except for Note 11 as to which the date is March 15, 2004, relating to the financial statements, which appears in Franklin Street Properties Corp.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the caption "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 27, 2004